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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 (File No. 333-9457) of our report, dated October 21, 1996, except as to certain information in Note 10 for which the date is December 5, 1996, on our audits of the financial statements of Digital Lightwave, Inc. We also consent to the reference to our firm under the captions "Experts" and "Selected Financial Data."


                                          /s/ Coopers & Lybrand L.L.P.


Tampa, FL
January 30, 1997